UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 15, 2019, Emerson Electric Co. (the “Company”) completed its previously announced public offering of €500 million aggregate principal amount of the Company’s 1.250% Notes due 2025 (the “2025 Notes”) and €500 million aggregate principal amount of the Company’s 2.000% Notes due 2029 (the “2029 Notes” and, together with the 2025 Notes, the “Notes”). The pricing of the Notes was previously announced in a Current Report on Form 8-K filed on January 10, 2019.

The Company expects the net proceeds from the sale of the Notes to be approximately €988.4 million (or approximately $1.127 billion) before deducting estimated expenses of the offering. The Company expects to use the net proceeds primarily to repay its commercial paper borrowings and for general corporate purposes. The Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. The Notes are required to be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Notes were issued pursuant to an indenture dated as of December 10, 1998 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee (the “Original Trustee”), as supplemented by a First Supplemental Indenture dated as of January 15, 2019 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Company, the Original Trustee and Wells Fargo Bank, National Association, as series trustee with respect to the Notes. Pursuant to an Agency Agreement dated as of January 15, 2019 (the “Agency Agreement”) relating to the Notes, the Company has appointed Elavon Financial Services DAC, UK Branch to act as paying agent for the Notes and U.S. Bank National Association to act as registrar and transfer agent for the Notes. Wells Fargo Securities International Limited is an underwriter in the offering and is an affiliate of the series trustee.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-221668), the prospectus dated November 20, 2017, and the related prospectus supplement dated January 8, 2019. This Current Report on Form 8-K adds exhibits to that Registration Statement.

The above description of the Notes, the Indenture and the Agency Agreement is qualified in its entirety by reference to the Indenture, the forms of Notes and the Agency Agreement, each of which is incorporated by reference into the Registration Statement. The Original Indenture, the First Supplemental Indenture, the Agency Agreement and the 2025 Notes and 2029 Notes are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of December 10, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee, incorporated by reference to Emerson Electric Co. 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2	First Supplemental Indenture, dated as of January 15, 2019, by and between the Company, The Bank of New York Mellon Trust Company, N.A., as original trustee, and Wells Fargo Bank, National Association, as series trustee.

4.3	Agency Agreement, dated as of January 15, 2019, by and among the Company, as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, U.S. Bank National Association, as registrar and transfer agent, and Wells Fargo Bank, National Association, as series trustee.

4.4	1.250% Notes due 2025.

4.5	2.000% Notes due 2029.

5.1	Opinion of John A. Sperino, Esq.

23.1	Consent of John A. Sperino, Esq. (contained in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2019	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary